                                                                    Exhibit 10.6

                             PRODUCTION AGREEMENT
                             --------------------

     This Production Agreement ("Agreement") is made this 1st day of September, 1995, by and between Jones Education Networks, Inc., a Colorado corporation ("JEN"), and The Chronicle Publishing Company ("Producer").

                                   RECITALS
                                   --------

     A. JEN, through its subsidiaries and affiliates, including Jones Computer Network, Inc. ("JCN") and Mind Extension University, Inc. ("ME/U"), makes available for distribution to cable television system operators and others certain programming.

     B. JEN desires to engage Producer to produce a television series entitled New Media News (the "Series"), and Producer is willing to produce the Series for JEN, all on the terms and conditions set forth in this Agreement.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereby agree as follows:

     1.  Description of the Series.  The Series shall have a focus and content
         -------------------------
substantially as described on Exhibit A hereto.  For purposes of this Agreement,
                              ---------
a "season" of the Series shall consist of (i) 26 weeks of original episodes (three episodes per week, 23 minutes of content per episode), and (iii) 13 weeks of Repurposed Episodes (three episodes per week, 23 minutes of content per episode). "Repurposed Episodes" means episodes consisting of remixed packages from the current season's production, together with new wraps for the remixed packages. A" package" means a complete news report of approximately one to four minutes in length. Producer shall incorporate no fewer than eight new packages consisting of original material into each season's Repurposed Episodes.

     2.  Producer's Services.  Producer shall be solely responsible for the
         -------------------
production and timely delivery of the Series, subject to the consulting and approval rights of JEN as provided in this Agreement. In this regard, Producer's services shall include the following:

         (a) creating all scripts and programming content;

         (b) employing and supervising the production staff, technical crew, "on-air" talent and other personnel required for the production of the Series;

     (c) furnishing all studio facilities, technical equipment and personnel necessary to produce a Series of a quality acceptable for a first-class U.S. cable network;

     (d) obtaining all necessary rights, clearances, releases and licenses (including but not limited to those required from performers, musicians, writers, directors, and other personnel, and copyright owners and other suppliers of copyrighted elements), in accordance with applicable laws and regulations, union or guild requirements and contractual requirements, to exploit the Series in the United States in all traditional television formats (including but not limited to free, pay, cable and subscription);

     (e) using all reasonable efforts (i) to obtain all necessary rights, clearances, releases, and licenses for distribution of the Series in nontheatrical home video media and interactive multimedia formats, as well as other media, throughout the world, provided that JEN agrees and acknowledges that if Producer is unable to secure any such rights and clearances then JEN shall have the obligation of securing such rights and clearances prior to any distribution or exploitation, and (ii) in any event, to minimize JEN's financial exposure with respect to obtaining such rights and clearances; and

     (f) delivering the Series on a timely basis in accordance with the terms and specifications set forth in this Agreement.

 3.  Production Responsibilities.
     ---------------------------

     (a) JEN shall have the right of approval during all phases of the production process for the Pilot. JEN acknowledges that as of the date of this Agreement, the Pilot has been delivered and approved by JEN. JEN shall in addition have the right of approval with respect to the graphics package incorporated into the Series, major on-screen talent roles, and the general concepts of the episode themes of the Series. The parties anticipate that during the production of the Series episodes, JEN shall have comments and suggestions for future episodes based on JEN's viewing of completed episodes. JEN shall have the right to request changes or modificaitons to the Series resulting from such viewings, which changes or modifications shall be subject to subparagraph (c) below.

     (b) JEN shall exercise its approval rights in a manner that is consistent with the budget for the Series. The parties agree and acknowledge that the Series shall be produced in accordance with the specification set out in
Exhibit A,
- ---------
and generally up to the standard established in the Pilot. JEN shall not unreasonably withhold or delay any approvals under this Agreement. Failure by JEN to give either its approval or disapproval within five business days after submission by Producer shall be deemed an approval of the submission. Once JEN has rendered a specific approval (or once an approval has been deemed given), the approval may not be withdrawn, except to the extent that Producer so agrees in writing. Producer may condition its agreement on payment by JEN of all costs and expenses resulting from the withdrawal of such approval. At JEN's option and expense, JEN may have up to two representatives during production at Producer's facilities, provided that any such representatives comply with Producer's policies and rules with respect to safety, confidentiality and the like.

     (c) If JEN requests changes or modifications to the Series, Producer shall be obligated to implement such changes or modifications only on a prospective basis. If JEN requests that Producer (i) produce episodes that exceed the number and type specified in Section 1 of this Agreement, (ii) use a second anchor in the production of the Series, or (iii) make material changes with respect to the styles, content, or format of the episodes that significantly impact the specifications and budget for the Series, then Producer shall provide JEN with a good faith estimate of the additional payments required with respect to the implementation of the request. If JEN decides to proceed with implementation of the request, JEN shall so notify Producer in writing. Notwithstanding anything to the contrary in this Agreement, Producer acknowledges and agrees that Producer shall be fully responsible for the implementation of any changes required to correct mistakes or otherwise materially deficient performance by Producer.

     (c) All persons rendering services in the production of the Series shall be employees of Producer (or independent contractors furnishing services or products of others), and JEN shall have no responsibility or obligations as a employer of such persons. All agreements pursuant to which Producer employs or engages personnel or acquires product shall contain provisions assigning all copyright interests to Producer. Producer shall obtain and keep in force workmen's compensation, disability and errors and omissions blanket insurance with rates, limits and deductibles standard in the U.S. television industry covering such persons and shall be responsible for all withholding taxes, other taxes, contributions to Social Security and any other deductions and contributions that may be required by any applicable law or agreement. Producer shall hold JEN harmless from and indemnify JEN against any claims made or expenses incurred (including reasonable attorneys' fees and costs) in connection with any such obligations, taxes, deductions or contributions.

     4. Delivery Materials.  Delivery of the Pilot or an episode of the Series
        ------------------
shall consist of delivery to JEN, shipping and insurance charges prepaid, of each of the following items:

        (a) two Betacam SP masters with separate music and effects tracks;

        (b) a copy of the most recent script available to Producer;

        (c) a written certification signed by an authorized representative of Producer that all clearances, releases and licenses necessary to produce and exploit the episode in accordance with Section 2(d) hereof have been secured;

        (d) an assignment of rights substantially in the form of Exhibit B
                                                                 ---------
hereto (the "Assignment Form"); and

        (e) a list of the companies appearing on each episode and customer service or fulfillment telephone number, if any, for products appearing on the episode; and

        (f) a written description (no more than a paragraph in length) of the content of each episode.

     5. Delivery and Payment Schedule.
        --------------------------------

        (a) Producer shall deliver the three episodes for the first week of the Series to JEN on or before September 7, 1995, and shall thereafter deliver to JEN three additional episodes at the end of each seven-day period until 39 total weeks of original and Repurposed Episodes have been delivered. Producer and JEN shall jointly determine the delivery dates for the Repurposed Episodes; provided, however, that if Producer and JEN are unable to agree on such delivery dates, Producer shall deliver the episodes as follows: 13 weeks of original episodes commencing September 7, 1995, followed by six weeks of Repurposed Episodes, followed by 13 weeks of original episodes, followed by seven weeks of Repurposed Episodes. Producer acknowledges that time is of the essence with respect to the foregoing delivery obligations.

        (b) Subject to the full performance by Producer of its material obligations under this Agreement, JEN shall pay to Producer for the production of the Series a flat fee of $986,000 (the "Production Fee"), payable by check or wire transfer of immediately available funds to Producer as follows:

     (i) 25% of the Production Fee not later than five days after the execution and delivery of this Agreement;

     (ii) 25% of the Production Fee not later than 10 days after the receipt by JEN of the materials identified in Section 4 of this Agreement for each episode of the first 13 weeks of the Series;

     (iii) 25% of the Production Fee not later than 10 days after the receipt by JEN of the materials identified in Section 4 of this Agreement for each episode of weeks 14 through 26 of the Series; and

     (iv) 25% of the Production Fee not later than 10 days after the receipt by JEN of the materials identified in Section 4 of this Agreement for each episode of weeks 27 through 39 of the Series.

     6.  Rights in the Series; Credits.
         -----------------------------

         (a) Ownership of Rights. JEN shall be the sole and exclusive owner of
             -------------------
all rights, including copyrights, throughout the world, in and to the Pilot and each episode of the Series and, as such owner, shall have the sole and exclusive right to distribute, exhibit, transmit, license, modify, repurpose and otherwise exploit the Pilot and Series in all media, whether now known or hereafter devised, throughout the world. Producer acknowledges and agrees that it is being commissioned by JEN to render its services under this Agreement and, for copyright purposes, JEN shall be deemed an employer of a work-made-for-hire and the author of the Pilot and all episodes of the Series. Producer shall execute and deliver the Assignment Form and such other assignments and instruments as JEN may from time to time deem reasonably necessary or desirable to evidence, maintain, exploit, enforce or defend its right and title in or to any such material.

         (b) Copyright Notice.  Producer shall include after the credits in the
             ----------------
Pilot and each episode of the Series the following proprietary legend:

    (C) [year of first publication] JONES EDUCATION NETWORKS, INC.
                              ALL RIGHTS RESERVED

         (c) JEN shall approve the final credits for the Pilot and each episode of the Series. Each episode of the Series shall carry the following credits and notices: (i) all credits as may be required by contracts with third parties (e.g., performers, musicians, directors and copyright owners); (ii) a credit on the first card end titles for Jon Clark as Executive-in-Charge of Productions for JEN; (iii) a presentation credit on the last card on screen as follows, "A Jones Education Networks, Inc. Presentation"; (iv) a credit for Producer; and (v) such other notices as may be necessary to protect all elements of the Series.

     7.  Revenue Sharing.
         ----------------

         (a) As additional compensation for its services under this Agreement, JEN shall remit to Producer the following percentages of the "Net Revenues" (as defined below) received by JEN from license and syndication fees of the Series to unaffiliated parties: 25% of the first $250,000 in Net Revenues; 35% of Net Revenues between $250,001 and $350,000 in the aggregate, and 50% of Net Revenues in excess of $350,000.

As used herein, "Net Revenues" shall mean all revenues actually received by JEN from the license and syndication of the Series to unaffiliated parties, less (i) out-of-pocket distribution, marketing and other costs incurred by JEN in generating such revenues, including but not limited to manufacturing costs, shipping and handling charges, interest costs, third party distribution fees, guild and other clearance fees and marketing expenses, and (ii) $25,000 per season in respect of JEN overhead. "Unaffiliated parties" shall mean all persons or entities other than any entity controlling, controlled by or under common control with JEN. "Control" shall be deemed to exist when a person or entity has an equity interest of at least 10% in such other entity.

         (b) JEN shall remit any revenues payable to Producer under this
Section 7 within 60 days of the end of the calendar quarter in which such revenues were received by JEN.

     8.  Distribution by Producer.
         ------------------------

         (a) Grant of Limited Rights.  JEN hereby grants to Producer (i) the
              ----------------------
exclusive right to broadcast (i.e., over-the-air distribution) the Series (or elements thereof) without charge on KRON-TV in the ADI(s) that include the Cities of San Francisco, Oakland and San Jose, California and, upon notice to JEN, on KAKE in the ADI that includes Wichita, Kansas, and on WOWT in the ADI that includes Omaha, Nebraska, and (ii) the non-exclusive right to cablecast the Series (or elements thereof) on Bay-TV without charge. JEN also grants Producer the right to use and broadcast portions (but not the entirety) of any package, alone or in connection with other works produced by or on behalf of, or in collaboration with, Producer.

          (b) Limited Syndication Rights.  JEN grants to Producer the limited
              --------------------------
right to offer the Series for syndication on a barter basis to the cable regional news channels listed on Exhibit C to this Agreement (the "Regional News
                                 ---------
Channels"). Producer shall notify JEN of any proposed syndication agreement, and JEN shall have a period of 10 business days to approve or disapprove, in its sole discretion, the proposed agreement. If JEN has not communicated its approval or disapproval with such 10-day period, JEN shall be deemed to have approved the proposed agreement. Producer shall receive a 10% off-the-top syndication commission from any revenues derived from Regional News Channel syndication agreements obtained by Producer. Producer shall have no distribution or syndication rights in the Series except as specifically set forth in this Section 8(b). Notwithstanding the foregoing, Producer shall have no obligation to syndicate the Series to the Regional News Channels and, if Producer elects not to exercise its syndication rights hereunder, JEN shall be entitled to exercise such rights, in its sole discretion (provided that, in such event, Producer shall have no obligation to participate in the national barter advertising inventory).

          (c) Revenue Sharing From Syndication.  Producer shall have the right
              --------------------------------
to sell the barter inventory from any approved syndication agreement that it obtains with a Regional News Channel for the initial year of the Series. For the second and any subsequent year of the Series, JEN and Producer shall use their best efforts to agree as to which party is best able to sell the barter inventory. If the parties are unable to reach an agreement with respect to this matter, then all such rights shall remain exclusively with JEN. The proceeds of any sales of the barter inventory from syndication agreements with a Regional News Channel, less any syndication commission to Producer, as provided in subsection (b) above, shall be split by Producer and JEN on a 50/50 basis, after deducting a 15% sales commission to the selling party.

     9.   Inspection of Records.  During the term of this Agreement and for one
          ---------------------
year after termination or expiration of this Agreement, either party shall have the right to inspect and audit the records of the other party relating to the license or syndication of the Series, upon reasonable notice and during normal business hours, in order to confirm compliance with the revenue sharing provisions of this Agreement. The party whose records are being inspected shall provide reasonable cooperation and assistance to the inspecting party. Any inspection and audit under this Section 9 shall be at the inspecting party's expense, unless the inspection and audit reveals an underpayment of 10% or more, in which case the underpaying party shall immediately reimburse the inspecting party for all reasonable costs of the inspection and audit, and remit the amount of the underpayment together with simple interest at an annual rate of eight percent calculated from the original payment due date.

     10.  Promotions and Publicity by Producer.
          -------------------------------------

          (a) Producer shall air up to two, 30-second, JEN-created advertising spots per day on Bay-TV for the promotion of JEN or any of its networks. The spots made available to JEN shall be for promotion of JEN or one or more of its cable networks. The provided spots shall rotate throughout the Bay-TV schedule. Producer shall provide JEN with one spot for promotional purposes in the national barter, but only to the extent that unsold inventory allows. Producer shall also provide JEN with one spot within the Series as cablecast on Bay-TV for promotion only as unsold inventory allows. Producer shall air the Series as a regularly scheduled program on Bay-TV. In addition, if the Series is aired on WOWT or KAKE, as permitted herein, then Producer shall provide JEN with one spot within the Series as aired on such stations, for promotional purposes, but only to the extent that unsold inventory allows.

          (b) Producer shall include JEN in all of its publicity for the Series, except with respect to local publicity that is so limited in size or duration as to make it impractical to include JEN. JEN shall provide Producer with customary publicity and press materials for this purpose. JEN shall have the right to approve in advance (i) any material changes proposed by Producer to be made to publicity materials supplied by JEN, (ii) all original publicity materials created by Producer for the Series (except to the extent that such materials have previously been approved by JEN), and (iii) all press releases intended for a a national audience relating to the Series, except to the extent that such press releases are comprised primarily of material previously approved by or supplied by JEN.

     11.  Representations and Warranties.
          --------------------------------

          (a) Producer represents and warrants to JEN that (i) it is a duly organized and validly existing corporation under the laws of California; (ii) it has the requisite power and authority to enter into this Agreement and to fully perform its obligations hereunder; and (iii) it is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform its obligations under this Agreement.

          (b) JEN represents and warrants to Producer that (i) it is a duly organized and validly existing corporation under the laws of Colorado; (ii) it has the requisite power and authority to enter into this Agreement and to fully perform its obligations hereunder; and (iii) it is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform its obligations under this Agreement. JEN further represents and warrants to Producer that, with respect to content that it provides to Producer for use in the Series, which Producer may use or not use in its sole discretion, JEN has obtained all rights, clearances, releases and licenses necessary to exploit the Series as contemplated in this Agreement.

     12.  Indemnification.
          ------------------

          (a) Producer shall at all times indemnify and hold JEN, its directors, officers, employees, agents, subsidiaries, licensees and assigns, and those authorized by JEN to distribute, broadcast, exhibit and exploit the Series in accordance with the rights granted by this Agreement, harmless from and against any and all claims, damages, costs, liabilities and expenses, including reasonable attorneys' fees and costs, arising out of or caused by (i) breach or alleged breach by Producer of any representation, warranty or agreement made by Producer herein, or (ii) any act or omission by Producer, its agents and contractors, in connection with the performance of this Agreement.

          (b) JEN shall at all times indemnify and hold Producer, its directors, officers, employees, agents, subsidiaries, licensees and assigns, and those authorized by Producer to distribute, broadcast, exhibit and exploit the Series in accordance with the rights granted by this Agreement, harmless from and against any and all claims, damages, costs, liabilities and expenses, including reasonable attorneys' fees and costs, arising out of or caused by (i) breach or alleged breach by JEN of any representation, warranty or agreement made by JEN herein, or (ii) any act or omission by JEN, its agents and contractors, in connection with the performance of this Agreement.

          (c) Promptly after receipt by a party entitled to indemnification under this Agreement (the "Indemnitee") of written notice of the assertion of any claim or the commencement of any litigation or legal proceeding with respect to any matter referred to in this Section 12, such party shall give written notice thereof to the party from whom indemnification is sought (the "Indemnitor") and thereafter shall reasonably cooperate with and keep the Indemnitor reasonably informed with respect thereto. Compliance by the Indemnitee with the notice and cooperation requirements of the preceding sentence shall be conditions to the Indemnitor's indemnification obligations hereunder. If any litigation is brought against the Indemnitee, the Indemnitor shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall be entitled to participate in such defense with counsel of its choice, at its sole expense. The Indemnitor shall not settle any litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such litigation.

     13.  Option to Renew; Right of First Refusal.
          ----------------------------------------

          (a) Producer hereby irrevocably grants to JEN the exclusive option to require Producer to produce and deliver additional seasons of the Series, up to four additional seasons in total. Jones may exercise this option for the ensuing season by giving Producer written notice on or before January 15 of each year. The terms and conditions of this Agreement shall also govern each such renewal year, except that the Production Fee for such renewal year shall be 5% higher than the previous year's Production Fee.

          (b) On or before March 15 of any season of the Series, JEN shall offer to Producer the first opportunity to produce a one-hour television program, to be completed on or before August 31 of that year. JEN shall determine the content and the budget, including production fee, of the television program, in its sole discretion. Producer shall have a period of 20 days after receipt of JEN's term sheet with respect to the proposed production to give JEN notice of whether it will accept the offer. If Producer fails to accept JEN's offer, JEN shall have the unlimited right to produce the program itself or through a third party (on terms no less favorable than those offered to Producer).

          (c) In addition to the foregoing, during the term of this Agreement, JEN shall use reasonable efforts to identify production opportunities for Producer during each season's 13-week hiatus. To the extent that any such production opportunity is offered to Producer, such opportunity shall be the subject of a separate budget and production agreement to be agreed upon by JEN and Producer. JEN shall have no liability or obligation to Producer if JEN is unable to identify any such production opportunities or if JEN and Producer are unable to agree upon a budget and other terms for such production.

     14.  General.
          ---------

          (a) Relationship. The relationship between JEN and Producer under this Agreement is that of independent contractors only. Nothing in this Agreement shall be construed so as to constitute JEN and Producer as partners or joint venturers, or either party hereto as the employee or agent of the other party hereto, or in any other manner other than as independent contractors.

          (b) Designated Representatives.  The identified representative of JEN
              --------------------------
in connection with this Agreement is Bob Jones. The identified representative of Producer is Al Holzer. Either party may change its designated representative by giving notice to the other party. Only designated representatives of the parties shall be authorized to grant approvals under this Agreement.

          (c) Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by "overnight" or express mail or courier service or certified mail, return receipt requested, or shall be transmitted by hand delivery, telegram, telex, or facsimile transmission (if an additional copy is sent by "overnight" or express mail or courier service in addition to the facsimile transmission), addressed as follows:


                           (i)  If to Producer:

                           KRON-TV
                           10001 Van Ness Avenue
                           San Francisco, CA 94109
                           Attention:  Mr. Al Holzer, Vice President
                           Telephone:  (415) 561-8768
                           Facsimile Transmission: (415) 561-8142

                           (ii)  If to JEN:

                           Jones Education Networks, Inc.
                           9697 E. Mineral Avenue
                           Englewood, Colorado  80112
                           Attention:  President
                           Telephone:  (303) 792-3111
                           Facsimile Transmission: (303) 799-1644

                           With a copy to General Counsel at the same address.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, with the return receipt, the delivery receipt, the affidavit of messenger (and in the case of communications by facsimile transmission, the affidavit of the "overnight" or express mail or courier service delivering the additional copy or, with respect to a telex, the answer-back) being deemed conclusive (but not exclusive) evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

          (d) Headings. Section and subsection headings contained in this
              --------
Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          (e) Further Assurances.  Each of the parties hereto hereby agrees to
              ------------------
take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

          (f) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

          (g) Amendment; Waiver.  No amendment, modification or discharge of
              -----------------
this Agreement shall be valid or binding unless set forth in writing and duly executed by all parties hereto. No failure or delay by any party in exercising any right, power or privilege under this Agreement (and no course of dealing between the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power, or privilege shall preclude the further or full exercise thereof.

          (h) Severability.  The invalidity or unenforceability of any provision
              ------------
of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

          (i) Governing Law.  This Agreement, the rights and obligations of the
              -------------
parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of California (excluding the choice of law rules thereof).

          (j) Construction.  This Agreement has been negotiated by JEN and
              ------------
Producer and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

          (k) Assignments.  This Agreement shall be binding upon and inure to
              -----------
the benefit of the parties hereto and their respective permitted successors and assigns. Producer may not assign its rights or obligations hereunder without the prior written consent of JEN. Notwithstanding the foregoing, this Agreement may be assigned by Producer, and JEN's consent shall be deemed given, in the event of the sale or other transfer of all or substantially all of the control, assets, and/or ownership of the KRON-TV division of The Chronicle Publishing Company. JEN may not assign its rights or obligations hereunder without the prior written consent of Producer, which consent shall not be unreasonably withheld; provided, however, that JEN shall be permitted to assign any or all of its rights and obligations hereunder to any subsidiary or affiliate of JEN.

          (l) Survival.  Notwithstanding the expiration or earlier termination
              --------
of this Agreement, the provisions of Sections 6, 7, 8, 11, 12 and 14 shall survive and continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              JONES EDUCATION NETWORKS, INC.,
                              a Colorado corporation


                              By:     /s/ W. W. Griffin
                                      -----------------
                              Title:  President
                                      -----------------


                              THE CHRONICLE PUBLISHING COMPANY
                              a Nevada corporation
                                ------


                              By:     /s/ Amy McCombs
                                      -----------------
                              Title:  President and CEO
                                      -----------------

                                   Exhibit A
                                   ---------


                           Description of the Series
                           -------------------------


New Media News is a half-hour, single-anchor news program (23 minutes of content per episode) focusing on the new technology and computer industries and reporting on the latest from the technology frontier.

                                   Exhibit B
                                   ---------

                                Assignment Form
                                ---------------


          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, _________________, whose address is _______

_________________________________ ("Producer"), does hereby irrevocably assign, transfer, set over, and convey to Jones Education Networks, Inc., a Colorado corporation ("JEN"), whose address is 9697 East Mineral Avenue, Englewood, Colorado 80112, its successor and assigns, all copyrights, renewals and extensions thereof, and all right, title and interest in and to the television program forming a part of the television series entitled New Media News and identified more specifically as episode _________________ of such series (the "Episode") and the script upon which the Episode is based. Such rights include, without limitation, all of Producer's right, title and interest that may affix under any copyright law now or hereinafter in force and effect in the United States of America or in any other country or countries, to be held and enjoyed by JEN, its successors and assigns, fully, entirely and absolutely.

          This Assignment is executed in accordance with and is subject to the terms and conditions of the Production Agreement, dated as of September 1, 1995, between Producer and JEN.

          IN WITNESS WHEREOF, Producer has caused this Assignment to be duly executed by its authorized officer on the ________ day of __________, 199__.

                                                 [PRODUCER]


                                                 By:
                                                       ________________________
                                                 Title:
                                                       ________________________

                                   Exhibit C
                                   ---------

                            Regional News Channels
                            ----------------------


Chicagoland News
New York News 1
Long Island Newschannel 12
Orange County News (OCN)
New England NewsChannel
NewsChannel 8 - Washington, D.C.

and such other channels as shall be mutually agreed upon by JEN and Producer.



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                                     -17-